                           DUNCAN, BLUM & ASSOCIATES
                                ATTORNEYS AT LAW
                             cduncan@sprintmail.com

Carl N. Duncan                                                    David E. Blum
5718 TANGLEWOOD DRIVE                                 1863 KALORAMA ROAD,  N.W.
BETHESDA, MARYLAND 20817                                 WASHINGTON, D.C. 20009
(301) 263-0200                                                   (202) 232-6220
(301) 263-0300 (FAX)                                       (202) 232-7891 (FAX)

                               February 26, 1999

                                                                     EXHIBIT 5.1

Efox.net, Inc.
7801 Norfolk Avenue
Bethesda, Maryland 20814

Re:      Registration Statement on Form SB-1 Relating to the
         Offer and Sale of $6,000,000 Shares of Common Stock

Gentlemen:

         Since January 22, 1999, this firm has acted as securities counsel for Efox.net, Inc. (the "Company"), a Delaware corporation organized under the Delaware General Corporate Law, in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock (the "Shares") in the Company, having a maximum aggregate offering price of $6,000,000, pursuant to the referenced Registration Statement.

         You have requested our opinion regarding the legality of the Shares registered pursuant to the Registration Statement on Form SB-1 (the "Registration Statement"). We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of the Company, certificates or public officials, certificates of the officers or other representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon written certifications of officers and references, including (but not limited to) statements contained in the Registration Statement.

         Our opinions, insofar as they address issues of Delaware law, are based solely upon our review of (i) the records of the Company; (ii) the Delaware General Corporate Law; and (iii) a certified copy of the Company's January 22, 1999 Articles of Incorporation and February 11, 1999 Certificate of Amendment thereto. Subject to the foregoing, we do not express our opinion herein concerning any law other than the federal laws of the United States.

         We have assumed the genuineness of all signatures on documents reviewed by or presented to us, the legal capacity of natural persons, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon the foregoing, we are of the opinion that:

1. The Company is a duly organized, validly existing corporation under the laws of the State of Delaware.

2. The Shares of the Company to be offered pursuant to the Prospectus forming a part of the Registration Statement are validly authorized and when (a) the pertinent provisions of the Securities Act of 1933, as amended, and such state securities laws and regulations as may be applicable have been complied with and (b) such Shares have been duly delivered against payment therefor as contemplated by the offer contained in the Prospectus, such Shares will be validly issued, fully paid and non-assessable under the law of Delaware.

         Our opinion is expressed as of the date hereof, and we do not assume any obligations to update or supplement our opinion to reflect any fact or circumstances which hereafter comes to our attention or any change in the law that hereafter occurs.

         We hereby consent to the reference to our firm in the "Legal Matters" section of the Prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.

                                        DUNCAN, BLUM & ASSOCIATES



                                        By: /s/ Carl N. Duncan
                                           ------------------------------------
                                              Carl N. Duncan, Managing Partner